Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Macquarie Infrastructure Company LLC:

We consent to the incorporation by reference in the registration statement (No. 333-144016) on Form S-8 and the registration statement (No. 333-138010) on Form S-3 of Macquarie Infrastructure Company LLC of our report dated February 26, 2009 with respect to the consolidated balance sheets of 1MTT Holdings, Inc. (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for the years then ended, which report appears in the Form 10-K of Macquarie Infrastructure Company LLC.

Our report for the year ended December 31, 2008 refers to the Company's adoption of the measurement date provisions of Financial Accounting Standards Board No. 158 Employers' Accounting for Defined Bencft Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R).

/s/ KPMG LLP

New Orleans, Louisana
February 25, 2009